Exhibit 99.1

Engineering a Better World

safer world
more productive world
cleaner world
healthier world

MTS

Annual Report to Shareholders 2003

About MTS

MTS Systems Corporation is a global supplier of testing products that help customers accelerate and improve their design, development and manufacturing processes. MTS products are used for determining the mechanical behavior of materials,	products and structures and include computer-based testing and simulation systems, modeling and testing software, and consulting services. The company also is a leading manufacturer of industrial position sensors.

Financial Highlights

	2002	2003
(Expressed in thousands except per share data)

Revenue	$327,185	$340,087
Income before cumulative effect of accounting changes(1)	$18,003	$20,313
Net income	$4,282	$20,313
Our Mission

We are a technology-based, market driven
company providing hardware, software and
engineering services to researchers, designers
and manufacturers.

Our mission is to help our customers design,
develop and produce their products faster,
with higher quality and at a lower cost.

Earnings per share, diluted, before cumulative effect of accounting changes(1)	$0.84	$0.95

Cash flow from operations	$84,340	$55,342

Return on sales(1)	5.5%	6.0%
Return on equity(1)	11.2%	12.5%

Dividends per share	$0.24	$0.24
Shareholders’ investment per ending share outstanding(2)	$7.65	$8.50
Weighted average shares
outstanding, diluted (000’s)	21,433	21,474

New orders	$351,583	$324,237
Backlog of orders at year-end	$169,993	$159,252

(1) See item 6 “Selected Financial Data” in the enclosed Form 10-K for information on this non-GAAP measure. (2) Ending shareholders’ investment divided by shares outstanding at year-end.

To Our Shareholders

In 2003, MTS’ superior engineering and solid business discipline combined to generate a significant increase in shareholder value, proving the merits of our strong fundamentals and our ability to engineer a better world. Our leadership position in the worldwide test and industrial sensing industries, coupled with our emphasis on reducing costs and improving working capital efficiency, resulted in year-over-year growth in earnings; cash, cash equivalents and short-term investments; return on equity; and market position. This performance helped shareholders experience a 50 percent increase in share price over the fiscal year in addition to dividend payments.
    Our ability to provide stable, predictable and increasingly profitable results despite a slowdown in orders reflects our continued efforts to focus on what we do best – the precise control of motion and forces. In addition, we strengthened our future prospects in 2003 through a series of carefully planned strategic moves:
  In the Test segment, we reinforced the strategy of leveraging profit from our core business by rationalizing our organization and aggressively eliminating costs. In addition, we significantly enhanced our understanding of how testing software (virtual testing) can increase the speed and usefulness of physical testing, which led to the recent announcements of new safety and structural dynamics software products.
  In the Industrial segment, we divested the motor and amplifier businesses – formerly the Automation Division – as we determined our product portfolio and niche market position made it difficult to meet our internal profit objectives. At the same time, we added to market share and profit margins in our historically strong magnetostrictive sensing business.
Moving forward, we see a prosperous future doing what we have done for 37 years – helping customers more quickly and cost-effectively engineer better products and getting paid for the value we provide.

Financial Overview
For the year, orders declined 8 percent to $324 million, reflecting the low rate of capital spending in North America, the war in Iraq and the SARS scare in Asia. Our geographic diversity partially offset the effects of these events. While North American orders declined 16 percent and Asian orders declined 19 percent, European orders increased 8 percent. Revenues increased by 4 percent to $340 million, the result of a proportionally stronger short-cycle business. While revenue mix and	pricing pressure lowered gross margins by one point, income before the cumulative effect of accounting changes increased by 13 percent to $20.3 million, or $0.95 per diluted share, through tight cost controls, the sale of the unprofitable Automation Division at mid-year and reduced interest expense.
    We generated $55 million in cash from operations during the year by continuing to reduce receivables and inventory and negotiating more favorable contract terms. As a result, we reduced debt by $15 million and increased cash, cash equivalents and short-term investments by $35 million to $133 million at year-end. During the year, we also repurchased approximately 1.3 million shares of MTS stock, offsetting new shares issued as a result of stock option exercises. In 2004, we expect to use our strong cash position to repurchase additional stock and complete strategic acquisitions to expand our testing software offerings.

Test Segment
In 2003, we renamed the Mechanical Testing and Simulation segment to Test to reflect a renewed focus on our core business of designing, producing, installing and servicing test hardware and software solutions. Orders in this segment were down 11 percent to $275 million, while we increased revenue by 2 percent to $292 million. Income from operations of $29 million was flat versus fiscal 2002, as reduced operating expenses were offset by slightly lower gross margins.
    In the physical testing realm which comprises the bulk of this segment, there was continued evidence of a mature market, including slow growth due to the current recession; few new competitive entrants; a persistent shift of decision-making authority from the end user toward the procurement function (including occasional Internet auctions for large test rigs); and aggressive price competition.
    In response to this environment, we made a deliberate decision to more aggressively lower our costs, building on our progress over the past several years. Thus, at year-end, we announced the consolidation of our physical test equipment business units into a single division. This division and the software division now comprise the Test segment. Additionally, we increased our emphasis on designing more cost-effective products and initiated steps to strengthen our marketing resources.
The Test segment is committed to getting products to market faster with the right combination of cost and features. By doing so, we expect to gain share in our traditional markets

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without lowering our margins. We must become the most cost-effective supplier for the wide range of testing hardware and software needs of our customers, while retaining MTS’ position as the premier advanced technology provider for those customers who value that capability.

Industrial Segment
We renamed our Factory Automation segment to Industrial in 2003 to reflect the divestiture of our motor and amplifier business, as well as a shift away from automation and toward enhancing the productivity of industrial equipment with magnetostrictive sensors. This segment also includes our laser additive manufacturing venture, AeroMet.
    Orders for this segment increased 14 percent to $50 million. Revenue grew 20 percent to $48 million in this segment, and income from operations increased from $2.2 million to $4.0 million.
    The magnetostrictive sensor business experienced 16 percent growth in orders, due in large part to improved market conditions worldwide. Growth in orders in Japan validated the strategy of establishing a local assembly operation there several years ago. During the year, we introduced new sensor products targeted at mobile hydraulic applications and received multiple orders for evaluation and initial production runs on a number of agricultural and construction vehicles in both North America and Europe. We expect double-digit order growth to continue in this emerging market for the foreseeable future. In addition, new sensor applications for operating room equipment provided growth from the medical instruments market.
Our AeroMet subsidiary delivered its first flight-worthy parts – pylon ribs for F-15 fighter aircraft. The U.S. government continued its support for this innovative technology with additional funding of $3.6 million. Through rigorous customer testing, AeroMet has proven the technical viability of laser-formed titanium for the demanding world of aircraft components and achieved breakeven operating results. However, a combination of entrenched competition, a conservative customer environment and the low number of new aircraft projects has reduced our near-term revenue growth expectations. AeroMet is transitioning from a technology start-up to a viable commercial production business and we remain confident in its long-term success.	Customer Highlights
Across a variety of markets, MTS helps customers engineer better products. For example, in 2003 MTS delivered the world’s first dynamic kinematics test system to help Mazda vehicles ride better. We completed an advanced crash simulator to make Volvo cars even safer; installed an environmental test system to enhance the durability of the newest BMW roadsters; and delivered the latest aerospace testing technology to enhance the damage tolerance of Joint Strike Fighter components. We also won an advanced powertrain testing contract to make Honda Racing’s Indy cars faster.
    MTS’ material test equipment helps Dupont design stronger plastics and ALCAN develop more durable aluminum foil. We’re developing a rolling road system to make an Audi more comfortable. We help the U.S. government make buildings more resilient and, therefore, safer from terrorist attacks with novel blast simulation equipment. MTS’ Nano Indenter® system helps Kodak film materials get to market faster. MTS’ sensors help Stryker make operating room environments cleaner and Claas harvesters more productive.

Engineering a better world is our business.

In 2003, we demonstrated our capability to continuously deliver shareholder value in a difficult market environment. By remaining focused on our core markets, values and competencies, we continue to not only help engineer a better world but also a better company.

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MTS at a Glance

Test

Test segment provides integrated testing equipment, software, consulting and services that help customers enhance and accelerate product design, development and manufacturing processes.

$304
$308
$275
01
02
03

Orders
$ Million

$316
$287
$292
01
02
03

Revenue
$ Million

$24
$29
$29
01
02
03

Income from Operations
$ Million

7.5%
10.1%
10.0%
01
02
03

Percent of Revenue
Percent

Ground Vehicles
Aerospace
Infrastructure

Industrial

Industrial segment provides component solutions, such as position sensors, that automate machines and machine tools.

$38
$43
$50
01
02
03

Orders
$ Million

$40
$40
$48
01
02
03

Revenue
$ Million

$3
$2
$4
01
02
03

Income from Operations
$ Million

6.6%
5.6%
8.4%
01
02
03

Percent of Revenue
Percent

Sensors
AEROMET

Tom Buckley

Service Operations
MTS

Engineering a Safer World

"When you live in Minnesota, you think and talk a lot about the weather, particularly snow, sleet and hail. And you think about these things when selecting a vehicle. My family chose the new Mazda 6 with its safety attributes, such as handling performance and excellent occupant protection, knowing it was subjected to rigorous tests conducted on MTS Test equipment."

Dave T

Applicat
MTS

Customer Need	Business Description	MTS Competitive Advantages

Reduced product development time Reduced product development cost Increased product functionality Reduced warranty cost	MTS provides automated test systems, analysis software and specialized consulting services that accelerate product development and enhance the quality, durability, performance and safety of ground vehicles (passenger cars, trucks, heavy trucks, motorcycles, construction, agricultural, and recreational vehicles) and their components.	Breadth of product offerings Worldwide application and service support Advanced technology customized solutions Application expertise
Reduced product development time Reduced product development cost Low total cost of ownership Reduced product liability	MTS provides automated testing systems, software and support to all phases of aerospace structural design, certification and manufacturing.	Breadth of force, control and data acquisition product offerings Advanced technology customized solutions Application expertise Worldwide application and service support
Reduced product development cost Increased product performance Increased product life Advanced material research tools	MTS provides researchers with testing hardware and software solutions for evaluating the mechanical properties, strength and durability of materials, structures and products.	Breadth of testing equipment capability – from one nano-newton to more than 50 mega-newtons Breadth of application expertise Customized research testing solutions

Increased equipment productivity Reduced equipment downtime Increased operator safety and effectiveness	MTS provides magnetostrictive sensors that measure position and velocity.	Rugged, high-performance sensor product line Speed of new application development Integrated sensor solution capability Customer’s total cost of ownership
Reduced product development time Reduced production cycle time Reduced manufacturing cost Fast engineering design changes	MTS AeroMet subsidiary produces high-quality titanium aircraft parts using the laser additive manufacturing process.	Speed to market Reduced material costs

Products/Applications	Customers	Strategies

Integrated equipment, software and consulting services to test ground vehicle: Safety Noise and Vibration Durability Performance Economy	Audi, Daimler Chrysler, Ford, General Motors, Honda, Hyundai, Nissan, Renault, Toyota, Volkswagen, Volvo American Axle, Bridgestone/Firestone, Delphi, Goodyear, TRW, Visteon
  Advance the technology and engineering breadth of test techniques, methodologies and applications
  Grow market share through best cost solutions
  Deliver software and consulting solutions to correlate physical and virtual testing results

Integrated equipment, software and consulting services to test aerospace vehicle: Durability Strength Vibration	Airbus, Boeing, Cessna, Embraer, Japan Defense Agency, Lockheed Martin, GE Engines, Pratt & Whitney	Apply advanced engineering technology to deliver state-of-the-art test capability Capture leading market share of new airframe development programs
Integrated equipment, software and consulting services to test the effects of forces and motions on materials and structures including: Durability Strength Flexibility
	Guidant, Japan National Research Institute, Japan Ministry of Construction, Lawrence Livermore National Laboratory, Medtronic, Sandia National Labs, State University of New York, Taiwan National Center of Research for Earthquake Engineering	Deliver best cost solutions in the areas of seismic, civil engineering and geo-mechanics Expand nano testing capabilities for research applications

Applications include:
  Manufacturing and process machinery
  Mobile construction and agricultural equipment
  Wood processing equipment
  Medical products equipment
  Aircraft assembly equipment
  Fluid level measurement
Caterpillar, Claas, CNA Manufacturing Systems, Heil, Husky Injection Molding, Nissei Plastics, Process Control Solutions, Stryker	Profitably expand market and market share by: — Fast response to new applications in existing markets — Focused investments in new markets, particularly mobile hydraulics — Continuous cost reduction
Laser-formed titanium aircraft parts Laser-formed refractory alloy parts	Boeing, Honeywell, Lockheed Martin, Northrop Grumman, U.S. Government	Commercialize laser additive manufacturing process by: — Creating industry-wide material and design standards — Broadening OEM and government approval — Achieving production volume

Engineering a Better World...*for the Future*

Safedesign Insight

Safedesign Insight software accelerates product development cycles and lowers design costs. This software overlays the results of safety tests (videos) with CAE simulations (models), vastly improving the side-by-side comparison process currently employed by engineers.

KS1 Crash Simulator

The MTS KS1 Crash Simulator, engineered for Volvo Car Corporation in Gothenburg, Sweden, is the most advanced crash simulation system ever built. The KS1 provides low- and high-speed crash capabilities as well as three axis (longitudinal, pitch and heave) motions – ground-breaking testing features that will help Volvo retain its leadership position in automotive safety for years to come.

EP2 Sensor

The EP2 sensor offers the predictability, durability and performance advantages of MTS' Temposonics technology, and is the lowest cost magnetostrictive industrial sensor on the market. It is designed for sale via the Internet.

Medical Sensors

MH and CSP medical sensors are found in applications such as wheelchair van lifts, dental patient chairs and operating room fluid collection equipment. They accurately and reliably measure position and liquid levels.

Roadway Simulator

The U.S. Army is using MTS' Roadway Simulator to test and improve the safety, handling and durability of vehicles supporting national defense. The Simulator is helping transform the Army into a lighter, more agile and rapidly deployable fighting force.

Photo courtesy of NRC Canada

Aero ST Controller

The Aero ST Controller offers a major advance in aerospace structural testing, incorporating the latest hardware technologies and MTS AeroPro software. This software integrates up to 350 control channels and up to 4000 data acquisition channels into one user interface, making test set-ups and data management easier than ever before.

Seismic Research Projects

Under the National Science Foundation's George E. Brown Network for Earthquake Engineering Simulation (NEES) engineering directorate, MTS provided multiple universities with advanced testing solutions that simulate the effects of earthquake and tsunami waves. Test results are being shared among the universities to engineer building and transportation structures that withstand and minimize damage caused by seismic activity.

Corporate Information

Board of Directors
Sidney W. Emery, Jr.
Chairman and
Chief Executive Officer
MTS Systems Corporation

Dugald K. Campbell
former President and CEO,
Tower Automotive, Inc.

Jean-Lou Chameau
Provost, Vice President
Georgia Institute of Technology

Merlin E. Dewing
Chairman and Founder
Dewing Financial Services, Inc.

Brendan C. Hegarty
Former Chief Executive Officer
NanoMagnetics

Barbara J. Samardzich
Executive Director – Lifestyles/Youth
Small FWD and RWD Vehicles
Ford Motor Company

Linda Hall Whitman
Chief Executive Officer
MinuteClinic, Inc.

Notice of Annual Meeting
The annual meeting of shareholders will be held at 5:00 p.m. (Central Standard Time) on Tuesday, January 27, 2004 at the Company’s Headquarters in Eden Prairie, Minnesota. Shareholders who cannot attend the meeting are urged to exercise their right to vote by proxy.

Common Stock
MTS Systems Corporation’s common stock publicly trades on The Nasdaq Stock Market’s National Market under the symbol “MTSC.”	Executive Management
Sidney W. Emery, Jr.
Chairman and
Chief Executive Officer

Laura B. Hamilton
Senior Vice President
Test

Joachim Hellwig
Vice President
Sensors

Susan E. Knight
Vice President
Chief Financial Officer

Douglas E. Marinaro
Vice President
Software and Consulting Services

Kathleen M. Staby
Vice President
Human Resources

Corporate Officers
John R. Houston
Corporate Secretary
Partner, Robins, Kaplan,
Miller & Ciresi LLP

Paul T. Runice
Treasurer

Barbara J. Carpenter
Assistant Corporate Secretary	Investor Relations
Paul T. Runice
Treasurer
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota
55344-2290
Telephone: 952-937-4003
Email: paul.runice@mts.com

Dividend Reinvestment Plan
Shareholders can invest MTS Systems dividends in additional shares of MTS stock and make periodic voluntary cash investments toward the purchase of MTS stock. Shareholders may obtain a brochure giving further details by calling Wells Fargo Shareholder Services at 800-468-9716.

Trademarks
MTS, Nano Indenter and Temposonics are registered trademarks, Safedesign, Aero Pro, and Aero ST are trademarks, and AeroMet is a servicemark of MTS Systems Corporation.	Corporate Headquarters
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota
55344-2290
Telephone: 952-937-4000
info@mts.com
www.mts.com

North American Subsidiaries
AeroMet Corporation
MTS Testing Systems (Canada) Ltd.

European Subsidiaries
MTS Automotive Sensors GmbH
MTS Holdings France, SARL
MTS International Ltd.
MTS Powertrain Technology Ltd.
MTS Sensor Technologie und
   Verwaltungs-GmbH
MTS Sensor Technologie
   GmbH and Co. KG
MTS Systems SA
MTS Systems GmbH
MTS Systems Ltd.
MTS Systems Norden AB
MTS Systems srl

Asian Subsidiaries
MTS (Japan) Ltd.
MTS Korea, Inc.
MTS Sensors Technology K.K.
MTS Systems (China), Inc.
MTS Systems (Hong Kong), Inc.

                                        100-122-169 PRINTED IN U.S.A. 1203
                                        ©2003 MTS SYSTEMS CORPORATION